Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

Hemispherx Biopharma, Inc.
Philadelphia, Pennsylvania

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form S-1 of our report dated June 10, 2003, relating to our audits of the consolidated financial statements and schedule of Interferon Sciences, Inc. and subsidiary as of December 31, 2002 and 2001 and for each of years in the three year period ended December 31, 2002.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Eisner LLP
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Eisner LLP

New York, New York
October 7, 2003